EXHIBIT 10.57

                                              PAGES WHERE CONFIDENTIAL TREATMENT
                                                    HAS BEEN GRANTED ARE STAMPED
                                              "CONFIDENTIAL TREATMENT REQUESTED.
                                       THE REDACTED MATERIAL HAS BEEN SEPARATELY
                                              FILED WITH THE COMMISSION PURSUANT
                                             TO A CONFIDENTIAL TREATMENT REQUEST
                                                THE APPROPRIATE SECTION HAS BEEN
                                          MARKED AT THE APPROPRIATE PLACE AND IN
                                                    THE MARGIN WITH A STAR (*)."

                                               CONFIDENTIAL TREATMENT REQUESTED.
                                                  THE REDACTED MATERIAL HAS BEEN
                                           SEPARATELY FILED WITH THE COMMISSION.

                              BARGE CO. TERM SHEET

         As part of the transactions contemplated by the Combination Agreement and Plan of Merger dated May ___, 1996 between Chevron U.S.A. Inc. ("CUSA") and NGC Corporation ("NGC"), CUSA and NGC have agreed to establish a new company to own and operate barges currently owned by CUSA. To effectuate the foregoing, the parties have agreed to the following:

         1. Subject to the mutual agreement of the parties, a new company will be established by CUSA as either a limited liability company or a corporation ("Barge Co.") under Delaware law.

         2. CUSA will transfer to Barge Co. the twenty-one (21) barges listed on Exhibit "A" which is attached hereto and made a part
* hereof at their current book value of approximately [REDACTED] in exchange for a 100% interest in Barge Co.

         3. A twenty-five percent (25%) interest in Barge Co. will be acquired by the company ("NEWCO") that is formed in connection with the merger (the "Merger") of NGC and certain business units of CUSA. At CUSA's election, this twenty-five percent (25%) interest will either be contributed by CUSA directly or
*                 acquired by Newco from Barge Co. for the sum of [REDACTED].
                  The acquisition will be evidenced through the issuance of shares or interests, as the case may be. If Newco buys the
* interest in Barge Co. for [REDACTED], the cash proceeds to CUSA in the Merger will be reduced by a corresponding amount.

         4. Barge Co. will enter into separate time charters with NEWCO covering each of the twenty-one (21) barges which will have a
* term of [REDACTED]. The time charter rate will cover all operating costs, maintenance, insurance and other expenses reasonably incurred by Barge Co. in the operation of the barges plus a

                                               CONFIDENTIAL TREATMENT REQUESTED.
                                                  THE REDACTED MATERIAL HAS BEEN
                                           SEPARATELY FILED WITH THE COMMISSION.

*                 profit of approximately [REDACTED].

         5. Consistent with time charters, NEWCO shall have the right to direct the movement of the barges, provide third party product transportation services and retain the revenues derived therefrom.

         6. The time charters will provide that CUSA's barge standards regarding health, safety and environment will be fully complied with.

*        7.       For a period of [REDACTED] from the effective date of the
                  Merger, NEWCO shall have the right to purchase ("Call") all of
*                 CUSA's interest in Barge Co. for the sum of [REDACTED]. Such right to purchase or call on CUSA's interest in Barge Co.
                  shall be fully assignable by NEWCO and shall be binding on any successors or assigns of CUSA.

         8. Upon expiration of NEWCO's right to purchase as set forth in paragraph 7 above, CUSA shall have the right to sell to NEWCO ("Put") all of its interest in Barge Co. for the sum of
* [REDACTED]. Alternatively, at its option, CUSA may sell its interest to a third party upon expiration of NEWCO's right to purchase as set forth in paragraph 7 above.

         9. It is understood and agreed that Barge Co. will at no time take title to any products that are transported by the Barges.

         10. NEWCO will enter into a mutually acceptable services agreement with Chevron Chemical Company to provide certain barge transportation services which will have a term coterminous with the term of the time charters.

         11. The effect of the foregoing has resulted in an agreed reduction in the value of Warren Petroleum Company for
*                 purposes of Merger of [REDACTED].

         If prior to the closing of the Merger, an alternative structure can be utilized to transfer the barges to NEWCO or a third party acceptable to the parties, the parties agree to cooperate with each other and Barge Co. will not be established. The foregoing term sheet is an outline of terms and is subject to definitive agreements satisfactory to the parties.

Chevron U.S.A. Inc.                                  NGC Corporation

By: ________________________________        By: ________________________________

Printed Name: ______________________        Printed Name: ______________________

Title: _____________________________        Title: _____________________________

                                    EXHIBIT A
                                     BARGES


                                     Apaches
                                    Cheyenne
                                      Osage
                               City of New Orleans
                                City of Pensacola
                                  Pt Everglades
                                 Puerto La Cruz
                                    Cherokee
                                    Chikasaw
                                     Choctaw
                                      Sioux
                             City of Corpus Christi
                                City of St. Marks
                                 City of Mobile
                              City of Lake Charles
                                City of Galveston
                                  City of Tulsa
                                      Creek
                                    Seminole
                                     Natchez
                                    Comanche